Exhibit 1.1

Otelco Inc.

8,659,000 Income Deposit Securities

Each Representing One Share of Class A Common Stock and $7.52 Principal Amount of

__% Senior Subordinated Notes Due 2019

And

$8,500,000 Principal Amount of __% Senior Subordinated Notes Due 2019

FORM OF

UNDERWRITING AGREEMENT

____, 2004

CIBC World Markets Corp.

RBC Capital Markets Corporation

UBS Securities LLC

Names of Co-Representatives

    as Representatives of the several

   Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York  10016

Ladies and Gentlemen:

Rural LEC Acquisition LLC, a Delaware limited liability company that will convert to Otelco Inc., a Delaware corporation (the “Conversion”) prior to the Firm Securities Closing Date (as hereinafter defined) (the “Company”) and the several stockholders of the Company named in Schedule II to this Agreement (the “Selling Stockholders”), severally and not jointly, propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 8,659,000 Income Deposit Securities (“IDSs”), each representing one share of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”) and $7.52 principal amount of the Company’s ___% Senior Subordinated Notes due 2019 (the “Notes”).  The respective amounts of the aforesaid 8,659,000 IDSs (the “Firm IDSs”) to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.

In addition, the Company proposes to sell to the Underwriters an aggregate of $8,500,000 million aggregate principal amount of Notes (the “Separate Notes” and, together with the Firm IDSs, the “Firm Securities”). The respective amounts of the aforesaid $8,500,000 aggregate principal amount of Separate Notes to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.

In addition, the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional 865,940 IDSs (the “Option Securities”) representing 865,940 shares of Class A Common Stock and $6,511,869 aggregate principal amount of Notes for the purpose of covering over-allotments in connection with the sale of the Firm IDSs.  The Firm Securities and the Option Securities are collectively called the “Offered Securities.”  Unless the context otherwise requires, references to the “Firm Securities” and the “Offered Securities” herein shall constitute reference to the IDSs and to the shares of Class A Common Stock, the Notes and the Guarantees (as defined below) represented by such IDSs as well as to the Separate Notes and the related Guarantees and references to the “Option Securities” herein shall constitute a reference to the IDSs and to the shares of Class A Common Stock, the Notes and the Guarantees represented by such IDSs.

The Notes and the Separate Notes will be issued pursuant to an indenture to be dated as of the Firm Securities Closing Date among the Company, each of the Company’s subsidiaries listed on Schedule III hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes and the Separate Notes and the obligations of the Company under the Indenture will be guaranteed (the “Guarantees”) on an unsecured senior subordinated basis by each of the Guarantors.

The Company, the Selling Stockholders and the Guarantors have prepared and filed in conformity with the requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the United States Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-115341), including a preliminary prospectus relating to the Offered Securities, and such amendments thereto as may have been required to the date of this Agreement.  Copies of such Registration Statement (including all amendments thereto) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you.  The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules thereto), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Offered Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company has prepared and filed a preliminary prospectus, dated September 13, 2004 [and ___ amendments thereof] (each, a “Canadian Preliminary Prospectus”) with respect to the Offered Securities in each of the provinces of Canada (the “Qualifying Provinces”) in conformity with the requirements of applicable securities laws of each of the Qualifying Provinces and the respective regulations and rules made under those securities laws together with all applicable policy statements, blanket orders and rulings of the applicable securities commission or regulatory authority in each of the Qualifying Provinces (the “Canadian Securities Laws”).  The term “Canadian Prospectus” as used in this Agreement means the final prospectus dated the date of this Agreement, approved, signed and certified in accordance with the Canadian Securities Laws, relating to the qualification for distribution of the Offered Securities under the Canadian Securities Laws.  The term “Canadian Supplementary Material” as used in this Agreement means any amendment to the Canadian Prospectus and any amendment or supplemental prospectus that may be filed by or on behalf of the Company under the Canadian Securities Laws relating to the qualification for distribution of the Offered Securities in each of the Qualifying Provinces.

The Company, the Selling Stockholders and each of the Guarantors understand that the Underwriters propose to make a public offering of the Offered Securities concurrently in the United States and each of the Qualifying Provinces pursuant to the Prospectus and the Canadian Prospectus, as applicable, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable.  The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus in the United States and the Canadian Preliminary Prospectus in the Qualifying Provinces and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters) in the United States and each Canadian Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters) in the Qualifying Provinces.

In connection with this offering, the Company plans to recapitalize and restructure certain of the indebtedness of the Company and its subsidiaries. The recapitalization and restructuring will include the following transactions (collectively, the “Related Transactions”): (a) entry into a new senior secured credit facility among CIBC World Markets Corp., as sole lead arranger, and the Company comprised of a revolving credit facility in total principal amount of up to $80.0 million and a term loan facility in an aggregate principal amount of $___ million (the “New Credit Facility”); (b) exchanges of (i) the equity interests in Rural LEC Acquisition LLC, a Delaware limited liability company (“Rural LEC Acquisition LLC”) and the equity interests in Mid-Missouri Holding Corp., a Delaware corporation (“Mid-Missouri Holding”) by the holders thereof, in each case, for IDSs and shares of Class B common stock, par value $0.01 per share of the Company (the “Class B Common Stock”) as described in the Registration Statement and (ii) options with respect to Rural LEC Acquisition LLC’s membership interests and Mid-Missouri Holding’s common stock as described in the Registration Statement ((i) and (ii), collectively, the

“Share Exchanges”); and (c) the repurchase by the Company of certain shares of Class B Common Stock and IDSs to be issued in connection with the Conversion and the Share Exchanges as described in the Registration Statement (the “Share Repurchase”). A list of the primary agreements relating to the Related Transactions are set forth on Schedule IV hereto (collectively, the “Related Transaction Documents.”).  The term “subsidiary” as used in this Agreement shall mean any entity in which the Company will have a majority ownership interest, whether directly or indirectly, after the consummation of the Related Transactions.

1.             Sale, Purchase, Delivery and Payment for the Offered Securities.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)           The Company and each of the Selling Stockholders, severally and not jointly, agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $____ per IDS (the “Initial Price”), the number of Firm IDSs set forth opposite the name of such Underwriter under the column “Number of Firm IDSs to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(b)           The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of __% of the principal amount thereof, the aggregate principal amount of “Separate Notes” set forth opposite the name of such Underwriter under the column “Aggregate Principal Amount of Separate Notes to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(c)           The Selling Stockholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Securities at the Initial Price.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractional securities) of the total number of Option Securities to be purchased by all of the Underwriters as such Underwriter is purchasing of the Firm Securities.  Such option may be exercised only to cover over-allotments in the sales of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time on the second business day before the Firm Securities Closing Date (as defined below) and from time to time thereafter, within 30 days after the date of this Agreement, in each case, upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the second business day before the Firm Securities Closing Date (as defined below) or at least three business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Securities to be purchased and the time and date (if other than the Firm Securities Closing Date (as defined below)) of such purchase.

(d)           Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of CIBC World Markets Corp., 417 5th

Avenue, 2nd Floor, New York, New York 10016, at 10:00 a.m., New York City time, on the third  business day following the date of this Agreement or at such other place or such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Securities Closing Date”).  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on the date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”).  The Firm Securities Closing Date and the Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(e)           Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company and to the Selling Stockholders for the Firm Securities and Option Securities purchased from the Selling Stockholders against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Offered Securities to be purchased by them.

(f)            Certificates evidencing the Offered Securities shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Securities Closing Date or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(c) and shall be delivered by or on behalf of the Company to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of each of such Underwriters. The Company will cause the certificates representing the Offered Securities to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Securities Closing Date or the Option Securities Closing Date, as the case may be.

2.             Representations and Warranties of the Company and the Guarantors.  The Company and each of the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any),  as follows:

(a)           On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules.  The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made,  not misleading.  If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.  Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, the Preliminary Prospectus or the Prospectus.  With respect to the preceding sentence, the Company and Selling Stockholders acknowledge that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, the Preliminary Prospectus or the Prospectus are the statements contained in the last paragraph on the cover of the Prospectus and the first (last sentence only), second (third and fourth sentences and table only), fourth, fifth, twelfth (last sentence only), sixteenth, twenty-third, twenty-fourth and twenty-sixth (second sentence only) paragraphs under the caption “Underwriting” in the Prospectus.

(b)           The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c)           The consolidated financial statements of the Company and Mid-Missouri Holding (including all notes and schedules thereto) included in the Registration Statement, the Prospectus and the Canadian Prospectus present fairly the financial position of the Company and its consolidated subsidiaries and Mid-Missouri Holding and its consolidated subsidiaries at the respective dates indicated and the statements of operations, statements of changes in members’/stockholder’s equity and statements of cash flows of the Company and its consolidated subsidiaries and Mid-Missouri Holding and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with (i) the Commission as part of the Registration Statement and (ii) the securities regulatory authorities in each of the Qualifying Provinces as part of the Canadian Prospectus, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved.  The summary and selected financial data included in the Prospectus and the Canadian Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and the  Canadian Prospectus and other financial information.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the Prospectus and the Canadian Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines and Canadian Securities Laws with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(d)           As of their respective dates, the information and statements contained in each Canadian Preliminary Prospectus and the Canadian Prospectus are or will be, as applicable, true and correct in all material respects and contain no misrepresentation (as defined in applicable Canadian Securities Laws), and constitute or will constitute, as applicable, full, true and plain disclosure of all material facts relating to the Offered Securities as required by the Canadian Securities Laws.  Each Canadian Preliminary Prospectus and the Canadian Prospectus as of their respective dates comply or will comply, as applicable, in all material respects, with the Canadian Securities Laws.  Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(d) shall apply to statements in, or omissions from, a Canadian Preliminary Prospectus or the Canadian Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in each Canadian Preliminary Prospectus or the Canadian Prospectus.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in each Canadian Preliminary Prospectus or the Canadian Prospectus, and with the securities regulatory authority in each of the Qualifying Provinces as part of the Canadian Prospectus are the statements contained in the last paragraph on the cover of the Canadian Prospectus and the first (last sentence only), second (third and fourth sentences and table only), fourth, fifth, twelfth (last sentence only), sixteenth, twenty-third, twenty-fourth and twenty-sixth (second sentence only) paragraphs under the caption “Underwriting” in the Prospectus.

(e)           Each Canadian Supplementary Material, if any, together with the Canadian Prospectus, as applicable, will contain, as of its date, information and statements that are true and correct in all material respects and contain no misrepresentation (as defined in applicable Canadian Securities Laws), and will constitute full, true and plain disclosure of all material facts relating to the Offered

Securities as required by the Canadian Securities Laws.  The Canadian Supplementary Material as of its date will comply, in all material respects, with the Canadian Securities Laws.

(f)            BDO Seidman, LLP, whose reports are filed with the Commission as a part of the Registration Statement, and with the securities regulatory authority in each of the Qualifying Provinces as part of the Canadian Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules and are independent with respect to the Company within the meaning of the applicable Canadian Securities Laws.

(g)           Jackson Thornton, whose reports were furnished supplementally to the Company, are and, during the periods covered by their reports, were independent public accountants.

(h)           The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own, lease or license any asset or property or conduct any business outside the United States of America.

(i)            The Company and each of its subsidiaries has all requisite corporate, partnership, limited liability company or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, including all certificates, authorizations, permits and licenses relating to the telecommunications industry and all rights, licenses, approvals, quotas, permits, entitlements and privileges of whatever nature necessary for the Company and its subsidiaries to conduct their business as described in the Registration Statement (collectively, the “Permits”), except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all its material obligations with respect to such Permits and, to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the

Company or any subsidiary thereunder.  Except as may be required under the Securities Act, Canadian Securities Laws and state and foreign Blue Sky laws and except as have already been obtained, no other Permits are required to enter into, deliver and perform this Agreement, the Indenture, the Notes, the Separate Notes, the Guarantees or the Related Transaction Documents and to issue and sell the Offered Securities.

(j)            The Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(k)           The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other material property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All material property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(l)            Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus and except as contemplated by the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(m)          There is no document, contract or other agreement required to be described in the Registration Statement, the Prospectus or the Canadian Prospectus or required to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules or applicable Canadian Securities Laws.

Each description of a contract, document or other agreement in the Registration Statement, the Prospectus and the Canadian Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement, Prospectus, Canadian Prospectus or listed in the Exhibits to the Registration Statement is (or will be as of the Firm Securities Closing Date) in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or any subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(n)           None of the Company or any subsidiary is (A) in violation of its charter, by-laws, or other equivalent documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition, or result in the imposition of any penalty or the acceleration of any indebtedness, contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject, (collectively, the “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any court with jurisdiction over any of them or any of their assets or properties or other governmental agency or authority, which, in the case of clauses (B) and (C) would have, individually or in the aggregate, a Material Adverse Effect.

(o)           The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement including, without limitation, all requisite corporate, partnership, limited liability company or other power and authority to issue, sell and deliver the Offered Securities, in the case of the Company, and to issue and deliver the Guarantees, in the case of the Guarantors. This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors.

(p)           The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and by each of the Guarantors and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and against each of the Guarantors in accordance with its terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(q)           The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under the Notes and related Guarantees and the Separate Notes and related Guarantees, as applicable. The Notes and related Guarantees and the Separate Notes and related Guarantees have been duly and validly authorized, as applicable, by the Company and each of the Guarantors for issuance and, when executed by the Company and each of the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will be duly executed, issued and delivered by the Company and each of the Guarantors and will constitute valid and legally binding obligations of the Company and each of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and each of the Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(r)            The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver (to the extent a party thereto) and perform its obligations under the Related Transaction Documents. The Related Transaction Documents have been duly and validly authorized by the Company and each of the Guarantors and when executed and delivered (to the extent a party thereto) by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the other parties thereto), will constitute valid and legally binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  Each of the Related Transaction Documents conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

(s)           (i) The Company has delivered to the Representatives a true and correct copy of each of the Related Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Related Transaction Document in the form substantially as it will be executed and delivered on or prior to the Firm Securities Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Related Transaction Documents since their date of execution or from the form in which such Related Transaction Documents have been delivered to the Representatives; and (ii) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Related Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Related Transaction Documents) under any of the Related Transaction Documents that would have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Related Transactions.

(t)            Neither the execution, delivery and performance of this Agreement, the Indenture, the Notes and related Guarantees, the Separate Notes and related Guarantees, or the Related Transaction Documents by the Company nor the consummation of any of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale by the Company, the Selling Stockholders and each of the Guarantors of the Offered Securities) (i) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any of the Agreements and Instruments; (ii) will violate any provision of the charter or by-laws or their equivalent of the Company or any of its subsidiaries; (iii) will violate any federal, state or municipal law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, including, without limitation, pursuant to the Federal Communications Act of 1934, as amended (including the Telecommunciations Act of 1996), the rules and regulations adopted by the U.S. Federal Communications Commission and applicable laws governing the telecommunications industry in the State of Alabama and the State of Missouri including, without limitation, the rules and regulations adopted by the Alabama Public Service Commission and the Missouri Public Service Commission; or (iv) will violate any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any subsidiary or their respective assets or properties, except, in the case of clauses (i), (iii) and (iv), where such violations, conflicts, breaches or defaults would not have, either individually or in the aggregate, a Material Adverse Effect.

(u)           The Company has (or will have as of the Firm Securities Closing Date)  authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus.  The certificates evidencing the Class A Common Stock, the Class B Common Stock and IDSs are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and IDSs have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Class A Common Stock, Class B Common Stock or IDSs or any common stock of any of its subsidiaries or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Company has reserved and kept available for the conversion of the Company’s Class B Common Stock such number of authorized but unissued shares of Class A Common Stock as are sufficient to permit the conversion in full of the Class B Common Stock. The IDSs and the Class A Common Stock, when issued and sold pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.  Except as disclosed in the Registration Statement, the Prospectus and the Canadian Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock.  The IDSs, the Class A Common Stock, the Class B Common Stock, the Notes and related Guarantees and the Separate Notes and related Guarantees conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Prospectus and the Canadian Prospectus.  All outstanding shares of capital stock or member or partnership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

(v)           No holder of any security of the Company or any security or other interest that is convertible into or exchangeable for such security has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement.

(w)          Except as disclosed in the Registration Statement, the Prospectus and the Canadian Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or its subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such subsidiary would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Offered Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Registration Statement.

No holder of any security of the Company has any right, which has not been waived, to demand registration of or filing of a prospectus in Canada in connection with any security owned by such holder for a period of 180 days after the date of this Agreement.

(x)            Except as would not have a Material Adverse Effect, no strike, slowdown, work stoppage or labor dispute by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened and the Company has no reason to believe that its executive officers will not remain in the employment of the Company. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.

(y)           No transaction has occurred (or is expected to occur) between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement, the Prospectus or the Canadian Prospectus.

(z)            The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock, the Notes and related Guarantees, the Separate Notes and related Guarantees or the IDSs or any security of the Company to facilitate the sale or resale of any of the Offered Securities.

(aa)         The Company and each of its subsidiaries has filed all Federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(bb)         A registration statement with respect to the IDSs has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), which registration statement complies in all material respects with the Exchange Act.

(cc)         The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Offered Securities under the Exchange Act or listing of the IDSs on the American Stock Exchange or the Toronto Stock Exchange or listing of the Common Stock on the Toronto Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange or the Toronto Stock Exchange is contemplating terminating such registration or quotation.

(dd)         The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)         The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act); and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission.

(ff)           The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus, including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, except where the failure to do so could not, individually or in the aggregate, have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, have a Material Adverse Effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its  business.

(gg)         Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Offered Securities for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(hh)         There are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any stockholder of the Company, except as set forth in the Registration Statement and the Prospectus or otherwise disclosed in writing to the Representatives.

(ii)           (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(jj)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(kk)         The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”  within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll)           Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(mm)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(nn)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)         Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any shares of Class A Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(pp)         The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 4043 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(qq)         The Company has not distributed and will not distribute, and will use its best efforts to cause its directors and officers not to distribute, prior to the later of (i) the Firm Securities Closing Date or the Option Securities Closing Date, and (ii) the completion of the distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than any Preliminary Prospectus, any Canadian Preliminary Prospectuses, the Prospectus, the Canadian Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act or Canadian Securities Laws, as applicable.

(rr)           Neither the Company, the Guarantors nor any of their respective affiliates have entered into, and neither the Company, the Guarantors nor any of their respective affiliates will enter into, any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ss)         Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any other person or entity other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company, any such subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Offered Securities.

(tt)           The statistical and market and industry-related data and forward-looking statements (as such forward-looking statements are described in the Registration

Statement under the caption “Cautionary Statement Regarding Forward-Looking Statements”) included in the Registration Statement, each of the Preliminary Prospectuses, each of the Canadian Preliminary Prospectuses, the Prospectus and the Canadian Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(uu)         The forward-looking statements contained under the caption “Dividend Policies and Restrictions” in the Prospectus represent the Company’s good faith estimates of its future performance, results and liquidity and are based upon the Company’s assessment and analysis of all material factors it deems relevant and the application of assumptions which it deems reasonable after due and proper consideration of relevant facts.

(vv)         The “Pro forma adjustments for Blountsville acquisition” contained under the caption “Dividend Policies and Restrictions” in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ww)       The Company has not taken or will take any action that would cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on each Closing Date.

(xx)          As of the date hereof and as of the Firm Securities Closing Date and any Option Securities Closing Date, each of the Company and the Guarantors is and will be Solvent (as defined herein).  Neither the Company nor any of the Guarantors are contemplating the filing of a petition under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its respective property, and the Company has no knowledge of any person or entity contemplating the filing of any such petition against the Company or any of the Guarantors.  As used herein, “Solvent” shall mean, for any person or entity on a particular date, that on such date (A) the fair value of the property of such person or entity is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person or entity, (B) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (C) such person or entity does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s or such entity’s ability to pay as such debts and liabilities mature, (D) such person or entity is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s or such entity’s property would constitute an unreasonably small capital and (E) such person or entity is able to pay its debts as they become due and payable.

(yy)         Immediately after the consummation of the transactions contemplated by this Agreement and the Related Transactions, (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries taken as a whole will exceed the sum of its stated liabilities and identified contingent, subordinated, unmatured and unliquidated liabilities; and (ii) the Company and its subsidiaries taken as a whole is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the Related Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(zz)          To the knowledge of the Company, after due inquiry, none of the directors or officers or shareholders of the Company listed under “Principal Stockholders” in the Prospectus and the Canadian Prospectus is or has ever been subject to prior criminal or bankruptcy proceedings in the United States or elsewhere.

(aaa)       Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

(bbb)      Each of the Company and the Guarantors acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 4 of this Agreement, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3.             Representation and Warranties of the Selling Stockholders.  Each of the Selling Stockholders, severally and not jointly, hereby represents and warrants to each Underwriter as of the date hereof, as of the Firm Securities Closing Date and, if the Selling Stockholders are selling Option Securities, as of each such Option Securities Closing Date (if any), as follows:

(a)           Each Selling Stockholder has executed the necessary documents evidencing its pro rata portion of up to 8,664,283 IDSs in the aggregate as part of the Firm Securities as well as the Option Securities to be sold by such Selling Stockholder hereunder through the DTC to be delivered to _______________ (the “Custodian”) with a signature appropriately guaranteed, such documents to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated ____________ among the Custodian and the Selling Stockholders substantially in the form previously agreed to (the “Custody Agreement”).

(b)           Each Selling Stockholder has granted an irrevocable power of attorney substantially in the form previously agreed to (the “Power of Attorney”) to the person named therein, on behalf of each Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to facilitate the delivery of the Firm IDSs and the Option Securities to be sold by each the Selling Stockholder pursuant hereto.

(c)           Each of the Selling Stockholders has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

(d)           Each of the Selling Stockholders has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under the Custody Agreement, the Power of Attorney and the lock-up agreement substantially in the form previously agreed to (the “Lock-Up Agreement”). The Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of each Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms, except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(e)           The execution and delivery by each Selling Stockholder of this Agreement and the performance by each Selling Stockholder of its obligations under this Agreement, including the sale and delivery of the Firm IDSs and the Option Securities to be sold by each such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by each Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of any Selling Stockholder, if applicable, or any applicable law, statute, regulation, or filing or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Selling Stockholder, (ii) violate or contravene any provision of any agreement or other instrument binding upon any Selling Stockholder, except where such violation or contravention would not have, either individually or in the aggregate, a Material Adverse Effect or prevent the consummation of the issuance or sale of the Offered Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Registration Statement, (iii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Firm IDSs and the Option Securities to be sold by any Selling Stockholder or any property or assets of any Selling Stockholder pursuant to the terms of any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder may be bound or to which any of the property or assets of any Selling Stockholder is subject or (iv) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Firm IDSs and the Option Securities which have been or will be effected in accordance with this Agreement.

(f)            Each Selling Stockholder has, and on the Firm Securities Closing Date and the Option Securities Closing Date will have, valid and marketable title to the Firm IDSs and the Option Securities, as applicable, to be sold by such the Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and the Prospectus.

(g)           Each Selling Stockholder has, and on the Firm Securities Closing Date and the Option Securities Closing Date will have, full legal right, power and  authority, and any approval required by law, to sell, assign, transfer and deliver the Firm IDSs and the Option Securities, as applicable, to be sold by such Selling Stockholder in the manner provided by this Agreement.

(h)           Except as disclosed in the Prospectus, the Registration Statement or the Canadian Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person or entity that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i)            Upon delivery of and payment for the Firm IDSs and the Option Securities to be sold by each Selling Stockholder pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Firm IDSs and such Option Securities free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

(j)            All information relating to each Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, Prospectus and Canadian Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(k)           Each Selling Stockholder has reviewed the Registration Statement, Prospectus and the Canadian Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) on the Effective Date, the Prospectus and the Canadian Prospectus contained and, on each Closing Date contains, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading. Notwithstanding the foregoing, the representations and warranties of Sean Reilly and Kevin Reilly in this paragraph 3(k) shall apply only to the extent that any statements in, or omissions from, the Registration Statement, the Prospectus or the Canadian Prospectus are based on, and in conformity with, written information furnished to the Company by such Selling Stockholders specifically for use in the Registration Statement, the Prospectus or the Canadian Prospectus.

(l)            The sale of the Firm IDSs and the Option Securities by each Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder’s knowledge of any material information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the Prospectus and the Canadian Prospectus.

(m)          No Selling Stockholder has taken nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class A Common Stock, the Notes and related Guarantees, the Separate Notes and related Guarantees or the IDSs or any security of the Company to facilitate the sale or resale of any of the Offered Securities.

(n)           No Selling Stockholder has actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

(o)           The representations and warranties of each Selling Stockholder in the Custody Agreement are, and on each Closing Date will be, true and correct.

4.             Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The obligation of the Underwriters to purchase the Separate Notes are subject to the condition that the Firm IDSs shall have been purchased from the Company and sold by the Underwriters. The respective obligations of the Underwriters to purchase the Offered Securities are subject to each of the following terms and conditions:

(a)           Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

(b)           No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Offered Securities shall have been issued or proceedings therefore initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or in the United States and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) or any securities regulatory authority in any of the Qualifying Provinces shall have been complied with to the satisfaction of the Commission or applicable securities regulatory authority and the Representatives.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.  If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(c)           The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Sections 4(d) and 4(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)           The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company and the Guarantors in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Company, are contemplated under the Securities Act or by any securities commission or securities regulatory authority in Canada.

(e)           The Representatives shall have received on each Closing Date a certificate addressed to the Representatives and dated such Closing Date, of each Selling Stockholder, to the effect that: (i) the representations, warranties and agreements of each Selling Stockholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) each Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) each Selling Stockholder has carefully examined the Registration Statement, the Prospectus and the Canadian Prospectus and, in the opinion of such Selling Stockholder, since the Effective Date no event has occurred with respect to such Selling Stockholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Prospectus or the Canadian Prospectus.

(f)            The Representatives shall have received at the time this Agreement is executed and on each Closing Date a signed letter from each of BDO Seidman, LLP and Jackson Thornton addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Canadian Prospectus.

(g)           The Company shall have received an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. related to certain financial matters, in form and substance reasonably satisfactory to the Representatives.

(h)           The Representatives shall have received on each Closing Date from O’Melveny & Myers LLP, counsel for the Company and certain of the Guarantors, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form previously agreed to.

(i)            The Representatives shall have received on each Closing Date from Kraskin, Lesse & Cosson, LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form previously agreed to.

(j)            The Representatives shall have received on each Closing Date from Wilkerson & Bryan, P.C., counsel for the Company and certain of the Guarantors, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form previously agreed to.

(k)           The Representatives shall have received on each Closing Date from Lathrop & Gage, L.C., counsel for the Company and certain of the Guarantors, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form previously agreed to.

(l)            The Representatives shall have received on each Closing Date from Goodmans LLP, Canadian Counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form previously agreed to.

(m)          The Representatives shall have received on each Closing Date from each of O’Melveny & Myers LLP and McDermott Will & Emery LLP, counsel for the Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form previously agreed to.

(n)           The Representatives shall have received on each Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. tax counsel for the Representatives, an opinion, addressed to the Representatives and dated such Closing Date, in a form reasonably satisfactory to the Representatives.

(o)           The Separate Notes shall have been purchased from the Company and sold by the Underwriters.

(p)           The Representatives shall have received on the Firm Securities Closing Date a certificate of the Company, addressed to the Representatives and dated such Closing Date, and executed by the chief financial officer of the Company containing statements and information with respect to the operating information, certain market and industry information, and the pro forma and forward-looking financial information contained in the Registration Statement and the Prospectus, substantially in the form previously agreed to.

(q)           The Company shall have received on each Closing Date from O’Melveny & Myers LLP, U.S. tax counsel for the Company, an opinion, addressed to the Company and dated such Closing Date, substantially in the form previously agreed to.

(r)            On or prior to the Firm Securities Closing Date and simultaneous with the Closing, the Credit Agreement shall have been duly and validly authorized, executed and delivered by the Company and the Share Exchanges and Share Repurchase shall have been consummated pursuant to legally enforceable terms.

(s)           Proceedings taken in connection with the sale of the Offered Securities as herein contemplated and the transactions contemplated by the Related Transaction Documents shall be reasonably satisfactory in form and substance to the Representatives, and their counsel, and the Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP an opinion reasonably satisfactory to the Representatives, addressed to the Representatives and dated such Closing Date, with respect to the Offered Securities, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Skadden, Arps, Slate, Meagher & Flom LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(t)            The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule V hereto.

(u)           The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Notes (and related Guarantees) shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee.

(v)           Each of the Related Transaction Documents shall be reasonably satisfactory in form and substance to the Representatives and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provisions thereof since the date of this Agreement.

(w)          There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or any of its subsidiaries, or (B) it is reviewing its rating assigned to any debt securities of the Company or any of its subsidiaries with a view to possible downgrading, or with negative implications.

(x)            The IDSs shall have been approved for listing on the American Stock Exchange and the Toronto Stock Exchange, and the Class A Common Stock shall have been approved for listing on the Toronto Stock Exchange, subject in each case only to official notice of issuance and filing of customary documents.

(y)           The Company and each Selling Stockholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

5.             Covenants and Agreements of the Company and the Selling Stockholders.

(a)           The Company covenants and agrees as follows:

(i)                    The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii)                   The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(iii)                  If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                  The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 75 days if such 12 month period coincides with the Company’s fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v)                   The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by a Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)                  The Company shall, as soon as possible following the execution of this Agreement, file the Canadian Prospectus with the applicable securities regulatory authority in each of the Qualifying Provinces and will have taken all other steps and proceedings that may be necessary in order to qualify the Offered Securities for distribution in each of the Qualifying Provinces by the Underwriters and other persons who are registered in a category permitting them to distribute the Offered Securities under the Canadian Securities Laws and who comply with the Canadian Securities Laws.

(vii)                 Until the “distribution” (for purposes of Canadian Securities Laws) of the Offered Securities in the Qualifying Provinces is completed, the Company shall promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under the Canadian Securities Laws to continue to qualify the distribution of the Offered Securities in each of the Qualifying Provinces or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to so qualify again the Offered Securities, as applicable, for distribution in each of the Qualifying Provinces.

(viii)                The Company shall advise the Representatives, promptly after receiving notice thereof, of the time when the Canadian Prospectus and any Canadian Supplementary Material has been filed and receipts have been obtained and will provide evidence satisfactory to the Representatives of each filing and the issuance of receipts.

(ix)                   The Company shall advise the Representatives, promptly after receiving notice or obtaining knowledge, of: (A) the issuance by the applicable securities commission or regulatory authority in any of the Qualifying Provinces  (a “Canadian Securities Commission”) of any order suspending or preventing the use of a Canadian Preliminary Prospectus, the Canadian Prospectus or any Canadian Supplementary Material; (B) the suspension of the qualification of the Offered Securities for offering or sale in any of the Qualifying Provinces; (C) the institution, threatening or contemplation of any proceeding for any of those purposes; or (D) any requests made by any Canadian Securities Commission for amending or supplementing the Canadian Prospectus or for additional information, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, use its commercially reasonable efforts to obtain the withdrawal of the order promptly.  The Company shall not file any amendment or supplement to the Canadian Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(x)                    If, at any time when a Canadian Prospectus relating to the Offered Securities is required to be delivered under the Canadian Securities Laws, any event occurs as a result of which the Canadian Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Canadian Prospectus to comply with the Canadian Securities Laws, the Company promptly shall prepare and file with the securities regulatory authorities in the Qualifying Provinces an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(xi)                   The Company shall furnish to the Representatives, without charge, a signed copy of the Canadian Prospectus and the Canadian Supplementary Material, if any, and a signed copy of any other document required to be filed by the Company under the Canadian Securities Laws in connection with the distribution of the Offered Securities as contemplated by this Agreement prior to the filing of the Canadian Prospectus, the Canadian Supplementary Material and the other documents, respectively.

(xii)                  The Company shall cause to be delivered to the Underwriters, at those delivery points as the Underwriters reasonably request, as soon as possible and in any event no later than           , 2004, and thereafter from time to time during such time as the distribution of the Offered Securities continues in the Qualifying Provinces, such number of commercial copies of the Canadian Prospectus in the English language as the Underwriters may reasonably request.  The Company shall similarly cause to be delivered to the Underwriters, at those delivery points as the Underwriters may reasonably request, commercial copies of any Canadian Supplementary Material required to be delivered to purchasers or prospective purchasers of the Offered Securities in the Qualifying Provinces.  The Company has previously delivered to the Underwriters copies of each Canadian Preliminary Prospectus, approved, signed and certified as required by the Canadian Securities Laws.  Each delivery of a Canadian Preliminary Prospectus, the Canadian Prospectus or any Canadian Supplementary Material shall have constituted or shall constitute, as the case may be, consent by the Company to use by the Underwriters and members of their selling group (if any) of those documents in connection with the distribution of the Offered Securities for sale in all of the Qualifying Provinces, subject to the Canadian Securities Laws.

(xiii)                 The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Offered Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(xiv)                The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(xv)                 Without the prior written consent of CIBC World Markets Corp. and RBC Capital Markets Corporation, for the period specified below (the “Lock-Up Period”), the Company and each of its individual directors, executive officers and stockholders shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Offered Securities pursuant to the Registration Statement. The initial Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the Firm Securities Closing Date or such earlier date that CIBC World Markets Corp. and RBC Capital Markets Corporation consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings or results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CIBC World Markets Corp. and RBC Capital Markets

Corporation waive, in writing, such extension.  The Company will provide CIBC World Markets Corp. and RBC Capital Markets Corporation with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period

(xvi)                From the date of this Agreement to the Firm Securities Closing Date, except as otherwise contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, conduct their respective businesses only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.  The Company shall, and shall cause its subsidiaries to, preserve intact the business organization of the Company and its subsidiaries and to preserve their current goodwill and relationships with customers, suppliers and other persons with whom they have significant business relations and to maintain the cash management practices of the Company and its subsidiaries in accordance with past practices.  Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Firm Securities Closing Date, without the prior written consent of the Representatives, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly, make any payment to, incur or assume any obligation of, or transfer or sell any assets to, the existing equity owners of the business, except as described in the Prospectus.

(xvii)               On or before completion of this offering, the Company shall make all filings required under the Federal Communications Act of 1934, as amended (including the Telecommunciations Act of 1996), the rules and regulations adopted by the U.S. Federal Communications Commission and applicable laws, regulations and rules governing the telecommunications industry in the State of Alabama and the State of Missouri including, without limitation, the rules and regulations adopted by the Alabama Public Service Commission and the Missouri Public Service Commission.

(xviii)              On or before completion of this offering, the Company shall make all filings required under applicable securities laws by the American Stock Exchange (including any required registration under the Exchange Act and the rules and regulations promulgated thereunder).

(xix)                 On or before completion of this offering, the Company shall make all filings required (i) under the Canadian Securities Laws in connection with the distribution of the Offered Securities as contemplated by this Agreement and (ii) by the Toronto Stock Exchange in connection with the listing of the Class A Common Stock and the IDSs.

(xx)                  Prior to the Firm Securities Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company and its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, the Selling Stockholders’ investment in the Company or any of its subsidiaries, or the offering of the Offered Securities without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xxi)                 The Company will apply the net proceeds from the offering of the Offered Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

(xxii)                The Company will use its reasonable best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(xxiii)               The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement, the Indenture, the Notes, the Related Transaction Documents and any other related agreements prior to or after each Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Offered Securities.

(b)           The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Offered Securities and the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus the preparation, printing, filing and distribution of each Canadian Preliminary Prospectus, the Canadian Prospectus and any Canadian Supplementary Material; (ii) the registration or qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Sections 5(a)(vi) and 5(a)(xiii), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iii) the preparation and delivery of certificates for the Offered Securities; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, each Canadian Preliminary Prospectus, the Prospectus, the Canadian Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Offered Securities by the Underwriters or by dealers to whom Offered Securities may be sold; (v) the expenses incurred in connection with the “road show;” (vi) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vii) inclusion of the IDSs for listing on the American Stock Exchange and the Toronto Stock Exchange and the Class A Common Stock for

listing on the Toronto Stock Exchange; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Offered Securities by the Company to the Underwriters.  Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c)           Each of the Selling Stockholders agrees that, prior to the Firm Securities Closing Date, such Selling Stockholder will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company and its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, the Selling Stockholders’ investment in the Company or any of its subsidiaries, or the offering of the Offered Securities without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(d)           Each of the Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Firm IDSs and the Option Securities to the Underwriters and (ii) the fees and disbursements of their respective counsel and accountants.

6.             Indemnification.

(a)           The Company and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under any Canadian Securities Laws, the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Offered Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Offered Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus, any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Prospectus and any Canadian Preliminary Prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Underwriter (or any person controlling such Underwriter) to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter has been determined by final and non-appealable judgment that: (w) the Company had previously timely furnished copies of the Prospectus or any Canadian Preliminary Prospectus, as applicable, to such Underwriter, (x) delivery of the Prospectus was required by law to be made to such person, (y) the untrue statement or omission contained in the Preliminary Prospectus or any Canadian Preliminary Prospectus, as applicable, was corrected in the Prospectus and (z) a copy of the Prospectus or any Canadian Preliminary Prospectus, as applicable, was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person.  This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

(b)           Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; provided, however, that with respect to any such untrue statement in or omission from the Preliminary Prospectus and any Canadian Preliminary Prospectus, the indemnity agreement contained in this Section 6(b) shall not inure to the benefit of any such Underwriter (or any person controlling such Underwriter) to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter has been determined by final and non-appealable judgment that: (w) the Company had previously timely furnished copies of the Prospectus or any Canadian Preliminary Prospectus, as applicable, to such Underwriter, (x) delivery of the Prospectus or any Canadian Preliminary Prospectus, as applicable, was required by law to be made to such person, (y) the untrue statement or omission contained in the Preliminary Prospectus or any Canadian Preliminary Prospectus, as applicable, was corrected in the Prospectus or any Canadian Preliminary Prospectus, as applicable, and (z) a copy of the Prospectus or any Canadian Preliminary Prospectus, as applicable, was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person. Notwithstanding the foregoing, the liability of each Selling Stockholder pursuant to the provisions of this Section 6(b) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Stockholder from the sale of the IDSs sold by such Selling Stockholder hereunder.  This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

(c)           Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the Guarantors and each person, if any, who controls the Company, the Guarantors or the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement or the Canadian Prospectus, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company, the Selling Stockholders or any of the Guarantors (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

(d)           Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 6(a), 6(b) or 6(c) shall be available to any party who shall fail to give notice as provided in this Section 6(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties; provided, however, that in such event the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (other than local counsel).  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7.             Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a), 6(b) or 6(c) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds, after underwriting commissions and discounts, but before expenses, of the sale of IDSs received by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or of a Selling Stockholder, each officer of the Company or of a Selling Stockholder who signed the Registration Statement, and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or such Selling Stockholder.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The Selling Stockholder’s obligation in this Section 7 to make contribution payments are several and not joint with respect to each other Selling Stockholder.  The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

8.             Termination.

(a)           This Agreement may be terminated with respect to the Offered Securities to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Stockholders at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or Canada is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the  United States or Canada is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities; (iii) trading in the Offered Securities or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc., the NASDAQ National Market or the Toronto Stock Exchange has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealer, Inc., or any other U.S. or Canadian governmental or regulatory authority, or a material disruption has occurred in commercial banking or commercial settlement or clearance services in the United States or Canada; or (iv) a banking moratorium has been declared by any state or federal authority of the United States or any national Canadian authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)           If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholders except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Offered Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Offered Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

9.             Substitution of Underwriters.

(a)           If any Underwriter shall default in its obligation to purchase the IDSs agreed to be purchased hereunder, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase such IDSs on the terms contained herein.  If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such IDSs on such terms.  If, after giving effect to any arrangements for the purchase of the IDSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Firm IDSs which remains unpurchased does not exceed 10 percent of the number of Firm IDSs that all the Underwriters are obligated to purchase, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm IDSs which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm IDSs which such Underwriter agreed to purchase hereunder) of the Firm IDSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus and/or the Canadian Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

(b)           If any Underwriter shall default in its obligation to purchase the Separate Notes agreed to be purchased hereunder, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase such Separate Notes on the terms contained herein.  If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Separate Notes on such terms.  If, after giving effect to any arrangements for the purchase of the Separate Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate principal amount of Separate Notes which remains unpurchased does not exceed 10 percent of the aggregate principal amount of all Separate Notes that all the Underwriters are obligated to purchase, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Separate Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Separate Notes which such Underwriter agreed to purchase hereunder) of the Separate Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus and/or the Canadian Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

(c)           If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Sections 9(a) or (b) hereof, the aggregate number of Firm IDSs or aggregate principal amount of Separate Notes, as the case may be, which remains unpurchased exceeds 10% of the amount of Firm IDSs or Separate Notes, respectively, then this Agreement shall terminate (or, with respect to an Option Securities Closing Date, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities to be purchased, shall terminate) without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 5(b), 6, 7 and 8 hereof.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company, the Selling Stockholders or the non-defaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Offered Securities.

10.           Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Offered Securities.  In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Offered Securities from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New

York 10016 Attention: Joanne Wong, Fax: (917) 332-4320,  RBC Capital Markets Corporation, 1 Liberty Plaza, 165 Broadway, New York, NY 10006-1404, Attention: Joe Morea, Syndicate Director, Fax: (212) 428-6260 and UBS Securities LLC, 299 Park Avenue New York, New York 10171, Attention: Syndicate Desk, Fax: (212) 821-4998, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Attention: Richard L. Muglia, Fax: (917) 777-3710, (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Richard A. Boehmer, Fax: (213) 430-6407 and (c) if to the Selling Stockholders, to (i) Seaport Capital Partners II, L.P., with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Richard A. Boehmer, Fax: (213) 430-6407, and (ii) BancBoston Ventures, Inc., with a copy to McDermott Will & Emery LLP, 28 State Street, Boston, MA 02109, Attention John J. Egan III, P.C., Fax: (617) 535-3800.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company and the Selling Stockholders agree that any suit, action or proceeding under applicable Canadian Securities Laws arising out of, relating to, or in connection with the Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material and/or the sale in Canada by the Company and the Selling Stockholders of the Offered Securities, against them or any of their assets may be brought in any court in the Province of Ontario or elsewhere in Canada having jurisdiction over the subject matter of any such suit, action or proceeding, and the Company and the Selling Stockholders hereby irrevocably and unconditionally attorn and submit to the jurisdiction of such courts.  The Company and the Selling Stockholders irrevocably waive and agree not to raise any jurisdictional objection they might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter.  The Company and the Selling Stockholders agree that any judgment or order in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon them and consent to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or any other courts, by registration or homologation of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders, at the option of the party seeking enforcement, provided that service of any required process is effected upon them in the manner permitted by applicable law. Nothing in this paragraph shall restrict the bringing of any such suit, action or proceeding in the courts of any other jurisdiction.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

OTELCO INC.

By
Name:
Title:

SEAPORT CAPITAL PARTNERS II, L.P.

By
Name:
Title:

SEAPORT INVESTMENTS, LLC

By
Name:
Title:

CEA CAPITAL PARTNERS USA, L.P.

By
Name:
Title:

CEA CAPITAL PARTNERS USA CI, L.P.

By
Name:
Title:

BANCBOSTON VENTURES, INC.

By
Name:
Title:

MID-MISSOURI PARENT, LLC

By
Name:
Title:

Michael D. Weaver

Sean Reilly

Kevin Reilly

Sternberg Consulting Inc.

By
Name:
Title:

OTELCO TELECOMMUNICATIONS LLC (as Guarantor)

By
Name:
Title:

OTELCO TELEPHONE LLC
(as Guarantor)

By
Name:
Title:

HOPPER HOLDING COMPANY, INC.
(as Guarantor)

By
Name:
Title:

HOPPER TELECOMMUNICATIONS COMPANY, INC. (as Guarantor)

By
Name:
Title:

BRINDLEE HOLDINGS LLC
(as Guarantor)

By
Name:
Title:

BRINDLEE MOUNTAIN TELEPHONE COMPANY (as Guarantor)

By
Name:
Title:

PAGE & KISER COMMUNICATIONS, INC. (as Guarantor)

By
Name:
Title:

BLOUNTSVILLE TELEPHONE COMPANY INC. (as Guarantor)

By
Name:
Title:

MID-MISSOURI HOLDING CORP. (as Guarantor)

By
Name:
Title:

Confirmed:

CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself
and as co-representative of the Underwriters
named in Schedule I annexed hereto.

By:	CIBC WORLD MARKETS CORP.

By:
Name:
Title:

RBC CAPITAL MARKETS CORPORATION

Acting severally on behalf of itself
and as co-representative of the Underwriters
named in Schedule I annexed hereto.

By:	RBC CAPITAL MARKETS CORPORATION

By:
Name:
Title:

UBS SECURITIES LLC

Acting severally on behalf of itself
and as co-representative of the Underwriters
named in Schedule I annexed hereto.

By:	UBS SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

Name	Number of IDSs to Be Purchased	Aggregate Principal Amount of Separate Notes to Be Purchased

CIBC World Markets Corp.
RBC Capital Markets Corporation
UBS Securities LLC
CIBC World Markets Inc.
RBC Dominion Securities Inc.
Deutsche Bank Securities Inc.
Harris Nesbitt Corp.
BMO Nesbitt Burns Inc.
Keybanc Capital Markets, a division of McDonald Investments Inc.
Raymond James & Associates, Inc.
Raymond James Ltd.

Total	8,659,000	$8,500,000

SCHEDULE II

Selling Stockholders

Name	Number of Firm IDSs to be Sold	Number of IDSs to be Sold as Option Securities
Seaport Capital Partners II, L.P.
Seaport Investments, LLC
CEA Capital Partners USA, L.P.
CEA Capital Partners USA CI, L.P.
BancBoston Ventures, Inc.
Mid-Missouri Parent, LLC
Sean Reilly
Kevin Reilly
Michael D. Weaver
Sternberg Consulting Inc.

Total

 SCHEDULE III

Guarantors

Otelco Telecommunications LLC
Otelco Telephone LLC
Hopper Holding Company, Inc.
Hopper Telecommunications Company, Inc.
Brindlee Holdings LLC
Brindlee Mountain Telephone Company
Page & Kiser Communications, Inc.
Blountsville Telephone Company Inc.
Mid-Missouri Holding Corp.

SCHEDULE IV

Related Transaction Documents

SCHEDULE V

Lock-Up Agreement Signatories

Seaport Capital Partners II, L.P.
Seaport Investments, LLC
CEA Capital Partners USA, L.P.
CEA Capital Partners USA CI, L.P.
Mid-Missouri Parent, LLC
BancBoston Ventures, Inc.
Michael D. Weaver
Curtis L. Garner, Jr.
Keith “Scotty” Hawk
Dennis Andrews
Stephen P. McCall
Andrew Meyers
Howard Haug
Patricia L. Higgins
John P. Kunz
William F. Reddersen
Sean Reilly
Kevin Reilly
Hans Sternberg
Jerry Boles
Denise Day
Gary Romig
Kenneth Gross
Don Borgman
Byron Billner
Steve Lemler